EXHIBIT 2
                                                                   TO FORM 8-K








                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (this "Agreement") made as of this 27th day of February, 1996, between Arrow Financial Corporation ("AFC"), a New York business corporation having its principal office at 250 Glen Street, Glens Falls, New York, Arrow Vermont Corporation ("AVC"), a Vermont business corporation having its principal office at 80 West Street, Rutland, Vermont, and Green Mountain Bank ("GMB"), a Vermont-chartered banking corporation with its principal offices at 80 West Street, Rutland, Vermont (the foregoing entities sometimes collectively referred to as the "Seller"), and Vermont National Bank ("Buyer"), a national banking association having its principal office at 100 Main Street, Brattleboro, Vermont.

         WHEREAS, AFC is a bank holding company which owns all of the capital stock of AVC, which in turn owns all of the capital stock of GMB;

         WHEREAS, the Seller intends to organize a trust subsidiary as a wholly owned direct or indirect subsidiary of AFC in accordance with Chapter 62 of Title 8 of the Vermont Statutes (the "Trust Subsidiary"), and to sell, transfer and convey substantially all of the trust business of GMB as presently conducted thereby, including, without limitation, substantially all of the assets, rights, liabilities, interests, appointments and responsibilities of GMB in its fiduciary, custodial or agency capacity associated therewith (the "Business"), to the Trust Subsidiary, all as authorized and provided for in said Chapter 62; and

         WHEREAS, it is the parties' intention that the Seller sell, transfer and convey the Business to Buyer by means of a sale and transfer by the Seller of all of the issued and outstanding capital stock of the Trust Subsidiary to Buyer;

         NOW, THEREFORE, in consideration for the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1

                        ESTABLISHMENT OF TRUST SUBSIDIARY


                1.01 Organization of Trust Subsidiary.

         Promptly following the date of this Agreement, the Seller shall take or cause to be taken all necessary and appropriate actions to (i) duly incorporate and organize the Trust Subsidiary as a wholly owned direct or indirect subsidiary of AFC in accordance with Chapter 62 of Title 8 of the Vermont Statutes ("Chapter 62") and all other applicable laws and regulations, (ii) cause the directors and stockholder(s) of the Trust Subsidiary to take all necessary and appropriate corporate actions to approve and adopt this Agreement and the transactions contemplated hereby and (iii) cause the Trust Subsidiary to execute and deliver an appropriate instrument of accession to this Agreement, whereupon the Trust Subsidiary shall become a party to and be bound by this Agreement. The legal name of the Trust Subsidiary shall be mutually agreed upon by the parties. On and as of the date the Trust Subsidiary becomes a party to this Agreement, the Seller will be deemed to have represented and warranted, for all purposes of this Agreement, to Buyer as follows:

                (a) The Trust Subsidiary is a trust company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, all of the outstanding capital stock of which is owned directly or indirectly by AFC free and clear of any lien, charge or other encumbrance. Since the date of its incorporation, the Trust Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement.

                (b) The Trust Subsidiary has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Trust Subsidiary and its consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Trust Subsidiary. This Agreement is a valid and binding obligation of the Trust Subsidiary, enforceable in accordance with its terms.

                (c)  The  authorized  capital  stock  of  the  Trust  Subsidiary consists solely of a specified number of shares of common stock, with a specified par value per share (which specific number of shares and per share par value will be stated and confirmed on the Closing Date in a certificate to be executed and delivered by Seller), all of which are duly issued and validly outstanding, fully paid and nonassessable . The Trust Subsidiary is not bound by any outstanding subscriptions, options, warrants, calls commitments or agreements of any character calling for the Trust Subsidiary to issue, deliver or sell any equity security of the Trust Subsidiary or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such equity security or obligating the Trust Subsidiary to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments or agreements. There are no outstanding contractual obligations of the Trust Subsidiary to repurchase, redeem or otherwise acquire any shares of its capital stock.

                (d) Immediately prior to the Closing (as defined in Section 1.02), the Trust Subsidiary will have and own no assets other than the Purchased Assets (as defined in Section 2.01), an amount in cash or immediately available funds equal to the Minimum Capitalization Amount (as defined in Section 3.02) and such rights as are otherwise possessed by the Trust Subsidiary as a result of this Agreement, and will have and be subject to no liabilities other than the Assumed Liabilities (as defined in Section 2.03) and such liabilities and obligations as are otherwise incurred by the Trust Subsidiary as a result of this Agreement.

                1.02 Transfer of the Business to Trust Subsidiary.

         Following the lawful incorporation and organization of the Trust Subsidiary, as contemplated by Section 1.01 above, and immediately prior to the sale and transfer of all of the issued and outstanding shares of the capital stock of the Trust Subsidiary from Seller to Buyer as provided for in Article 3 below (the completion of such sale and transfer being referred to as the "Closing" and the date on which the Closing occurs being referred to as the "Closing Date"), the Seller shall take or cause to be taken all necessary and appropriate actions to sell, transfer and convey all of the Business from GMB to the Trust Subsidiary in accordance with all applicable requirements of Chapter 62 and all other applicable laws and regulations and all as further set forth in
Article 2 of this Agreement (the completion of the transfer of the Business from GMB to the Trust Subsidiary as provided for in Article 2 of this Agreement being referred to as the "Asset Closing"). The Asset Closing shall be a condition to, and shall be completed on the same day as and immediately prior to, the Closing.


                                    ARTICLE 2

              TRANSFER OF THE BUSINESS FROM GMB TO TRUST SUBSIDIARY

                2.01 Purchase and Sale.

         Subject to the terms, provisions and conditions set forth herein, the Seller hereby agrees to sell, assign, transfer and convey to the Trust Subsidiary, and the Seller shall cause the Trust Subsidiary to purchase, acquire and accept from the Seller, the Business, including all of the assets of every kind and description used by the Seller in the Business, but excluding the Retained Business Assets (as such term is defined in Section 2.02 below). The assets to be purchased hereunder (the "Purchased Assets") shall include all assets owned by GMB and held by it solely as a part of the Business as of the date hereof and all assets acquired by GMB in the ordinary course of the Business prior to the Asset Closing, but excluding assets disposed of in the ordinary course of the Business prior to the Asset Closing or retained by GMB pursuant to Section 2.02 below, and shall specifically include, without limitation:

                (a) Any and all fixtures, machinery, installations, equipment, furniture, supplies and other tangible personal property owned by GMB and used solely in conjunction with the operations of the Business and separable from the Seller's other businesses, all as described on Schedule 2.01(a) hereto (the "Personal Property");

                (b) All of the Seller's title to, interest in and rights under the leases of personal property used solely in the Business and described on
Schedule 2.01(b) hereto (the "Personal Property Leases");

                (c) Except as otherwise  set forth in Section  2.02 hereof,  all rights and interest of GMB, including without limitation any rights for which consents, filings or other actions may be required, in and to its contracts with customers relating to the Business, including without limitation, any and all rights of every kind and description in connection with any and all fiduciary, custodial and agency contracts, including appointments under wills, trust instruments or other agreements and agreements for GMB to provide trust correspondent computer processing services to other institutions, in all cases entered into or accepted by GMB in a fiduciary, custodial or agency capacity with such customers ("Customers") in the ordinary course of the Business, all as set forth on Schedule 2.01(c) attached hereto (such contracts, wills, instruments and other agreements to be referred to collectively hereafter as the "Trust Agreements");

                (d) (i) Copies of the Seller's accounting books, records, ledgers, client lists and will files relating to the Business and copies of all documents and records relating to the Purchased Assets and the Business, in each case in each such form in which the same currently is being maintained by GMB, including where applicable in the form of databases or other computer records, and in each case in such other form or format as may be reasonably requested by Buyer and that can be accommodated without material incremental expense to Seller, and (ii) originals of the Trust Agreements and the Contracts (as such term is defined in Section 2.01(i) below) (all such books, records, files, data and documents included within clauses (i) and (ii) hereof being referred to as the "Business Documents");

                (e) All rights of the Seller which by their terms are transferable and which arise under or pursuant to warranties, representations, indemnifications, contribution agreements, reimbursement agreements, or guarantees in favor of the Seller made by or for the benefit of Customers, predecessors in interest, suppliers, vendors, or affiliates of any of the foregoing, and which relate to the Purchased Assets or the Assumed Liabilities (as such term is defined in Section 2.03 below) with respect to the period following the Asset Closing, but excluding those rights which constitute Retained Business Assets;

                (f) All rights to insurance proceeds which may become payable under insurance policies held by the Seller covering any claims against the Trust Subsidiary and/or Buyer for which the Trust Subsidiary and/or Buyer is entitled to indemnity by the Seller hereunder or covering any claims by Buyer or the Trust Subsidiary relating to matters occurring after the Asset Closing;

                (g) All of GMB's interest in the funds, cash, securities, instruments and other property of any type or description held by GMB as agent, custodian or fiduciary pursuant to the Trust Agreements, together with records to support the calculation of such amounts and other records relating thereto, except the following: (i) cash held in the Business which is subject to escheatment as of the date on which the Asset Closing is completed and (ii) cash covering outstanding checks relating to the Business and on accounts maintained in the name of Seller; provided, however, that within six months after the Closing, the Seller shall transfer to the Trust Subsidiary any such cash covering checks which have not been presented within six months of issuance;

                (h) All of the Seller's title to, interest in and rights under the computer software and programs and other intellectual property, both tangible and intangible, licensed to the Seller and used solely in conjunction with the operation of the Business, all as described on Schedule 2.01(h) hereto (the "Software Contracts");

                (i) All of the Seller's title to, interest in and rights under the miscellaneous contracts of the Seller relating solely to the Business and listed on Schedule 2.01(i) hereto (the "Miscellaneous Contracts" and together with the Personal Property Leases and the Software Contracts, the "Contracts"); and

                (j) All prepaid Customer fees and expenses allocable to the period from and after the Asset Closing, all as described on Schedule 2.01(j) hereto.

                2.02 Retained Assets.

         Notwithstanding any of the foregoing, the Seller is not transferring to the Trust Subsidiary and neither the Trust Subsidiary nor Buyer is acquiring from Seller under this Agreement, and the term "Purchased Assets" shall not include:

                (a) any of the following assets related to the Business (the "Retained Business Assets"):

                    (i) All Individual Retirement Accounts and Keogh Accounts, as to which, as of the Asset Closing, (1) GMB is serving either as trustee or custodian, and (2) all of the funds associated therewith are then invested in one or more certificates of deposit or deposit accounts maintained by GMB (collectively, the "Trusteed Deposit Accounts"), as listed on Schedule 2.02(a)(i) hereto, together with all rights and interest of GMB under the agreements or contracts with Customers relating to such Trusteed Deposit Accounts and all assets contained in such Trusteed Deposit Accounts;

                    (ii) Any cash held by GMB as of the Asset Closing, whether previously generated by or used in connection with the Business, except for cash covering outstanding checks as of the Asset Closing as described in Section 2.01(g) (ii) above, which shall be retained only to the extent and for the time provided in Section 2.01(g) (ii);

                    (iii) Any accounts receivable relating to the Business and allocable to the period prior to the Asset Closing;

                    (iv) Any of the Seller's trade names, or any stationery, office supplies, business forms, manuals or similar property bearing the Seller's trademarks, trade names, service marks, logos or similar corporate identification, unless such trademarks, trade names, service marks, logos or similar corporate identification have been redacted therefrom (there being no obligation on the part of the Seller to effect any such redaction);

                    (v) Any fixed assets used by the Seller exclusively in the Business which are damaged or inoperative and any right to any proceeds of insurance received with respect to any such damaged or inoperative assets;

                    (vi) Any income tax refunds or claims therefor relating to the Business which the Seller may be entitled to receive from any federal, state, or local authorities;

                    (vii) Any assets of the Seller not used solely in the Business;

                    (viii) Any insurance policies of the Seller relating to or covering the Business and rights to any proceeds thereunder, except as set forth in Section 2.01(f);

                    (ix) Any rights of the Seller under any of the Trust Agreements or Contracts or with respect to any of the Purchased Assets to fees, indemnification or reimbursements, or any other claims or rights of the Seller thereunder or with respect thereto, in each case relating to the conduct of the Business prior to the Asset Closing;

                    (x) Any rights to any security deposits or other amounts deposited by Seller with any state or other jurisdiction or regulatory authority in connection with the qualification, certification, licensing or permitting of the Seller in connection with the conduct of the Business; and

                    (xi) Subject to Section 8.01(h) below, all rights and interests of GMB in and to any Trust Agreement that is expressly excluded from GMB's transfer of the Business to the Trust Subsidiary, and which is therefore excluded from the Asset Closing, as a result of or pursuant to any order, request or directive of the Vermont Department of Banking, Insurance and Securities (the "Vermont Department") or of any court or other governmental agency or authority of competent jurisdiction (all such Trust Agreements, if any, being referred to in this Agreement as the "Retained Trust Agreements").

                (b) Any assets of GMB not related to or used in connection with the Business (the "Retained Nonbusiness Assets" and together with the Related Business Assets, the "Retained Assets").

                2.03 Assumed Liabilities.

         At the Asset Closing, the Trust Subsidiary shall assume and agree to pay, perform and discharge those liabilities and obligations of GMB which relate to the Business as set forth below (the "Assumed Liabilities"), and from and after the Asset Closing, the Trust Subsidiary and any successor thereto shall pay, perform and discharge the Assumed Liabilities as they become due. The Trust Subsidiary's administration of the various accounts assigned to it by the Seller hereunder will be in accordance with the respective Trust Agreements and applicable law pertaining to the performance of such responsibilities in accordance with sound fiduciary, custodial and agency practices. The Assumed Liabilities shall consist only of the following:

                (a) All liabilities and obligations under each of the Trust Agreements, in each case arising after the Asset Closing;

                (b) All other liabilities and obligations relating to the Contracts and the Purchased Assets and arising after the Asset Closing or otherwise relating to or arising out of the operation of the Business from and after the Asset Closing, including liabilities and obligations arising under applicable law and regulation.

                2.04 Retained Liabilities.

         Notwithstanding anything to the contrary set forth in this Agreement, the Trust Subsidiary will not assume, pay or discharge, and Buyer will not assume, pay or discharge, by virtue of the terms of this Agreement or otherwise, any debts, liabilities, obligations, contracts, loans, commitments, or undertakings of the Seller, whether fixed, liquidated, contingent or otherwise, and whether related to the Business or otherwise, except, with respect to the Trust Subsidiary, for those Assumed Liabilities expressly described or referred to in Section 2.03. All liabilities, debts, obligations, contracts, loans, commitments or undertakings of Seller not so assumed by the Trust Subsidiary shall be retained by the Seller and shall be hereinafter referred to as the "Retained Liabilities" and shall include, without limitation, the following:

                (a) All liabilities of the Seller arising solely out of or relating solely to the Retained Assets at any time;

                (b) All liabilities of Seller incurred in connection with the Purchased Assets and relating to the period prior to the Asset Closing;

                (c) All liabilities of the Seller for federal, state or foreign income, sales, use, payroll, excise or franchise taxes relating to or arising out of the operation of the Business for the period prior to the Asset Closing;

                (d) All liabilities of the Seller for all environmental, ecological, accident, health or other claims pertaining to or arising out of the operation of the Business or the Purchased Assets and relating to the period prior to the Asset Closing;

                (e) All liabilities of the Seller to all of the Employees (as such term is defined in Section 4.08 below), including the Transferred Employees (as such term is defined in Section 7.04 below), arising at any time, including, without limitation, any liabilities or indebtedness of the Seller in respect of any wages, back pay or other payroll-related items or taxes, any liabilities of the Seller in connection with employee benefits or arising under any Employee Contract or Employee Plan (as such terms are defined in Section 4.08 below) or any liabilities of the Seller resulting from any termination-related or discrimination claims of any Employee whether or not arising under any Employee Plan.

                (f) All liabilities of the Seller relating to the period prior to the Asset Closing and arising out of or in connection with the Seller's services, actions, omissions or warranties, including, without limitation, any violation, breach, or default by the Seller under or in respect of any Trust Agreement or any Contract;

                (g) All liabilities (contingent or otherwise) with respect to trust accounts which have been terminated prior to the Asset Closing;

                (h) All liabilities and obligations arising under the Trusteed Deposit Accounts;

                (i) All liabilities of the Seller arising in connection with its business and operations unrelated to the Business;

                (j) Any liability or obligation incurred by the Seller in connection with the negotiation, execution or performance of this Agreement including, without limitation, all legal, accounting, brokers', finders' and other professional fees and expenses;

                (k) All  liabilities  and  obligations  incurred  in  taking  or failing to take the steps necessary to accomplish the appointment of the Trust Subsidiary as successor under the Trust Agreements, including without limitation, in the making or failing to make of any filings or notices or in obtaining or failing to obtain any consents, permits or approvals required for the completion of the Asset Closing; and

                (l) Any liability, obligation, penalty, termination fee or other cost or expense arising out of the assertion by any party to a Trust Agreement that the transfer to the Trust Subsidiary of the Seller's rights and interests thereunder pursuant to the terms of this Agreement constitutes a breach or default by the Seller under such Trust Agreement.

                2.05 Updated Schedules.

         The  Seller  shall  update  all of the  Schedules  referred  to in this
Article 2 and Section 4.04(c) below and attached to this Agreement to the extent necessary to reflect any changes in the information disclosable therein occurring prior to the Asset Closing or, with respect to Schedule 4.04(c), the Closing as a result of (i) the conduct of the Business by Seller as permitted to be conducted by Seller under this Agreement, (ii) the retention by Seller of any Retained Trust Agreements, (iii) changes in the list of Defaulted Trust Agreements (as such term is defined in Section 4.04(c) below) as is set forth in
Schedule 4.04(c) or (iv) any other changes in any such Schedules as may be agreed upon in writing by the parties hereto. The Seller shall deliver to Buyer such updated Schedules (the "Updated Schedules") on or prior to the Asset Closing or, with respect to any update of Schedule 4.04(c), the Closing, subject in all cases to further non-material adjustments on or prior to the fifth business day after the Closing Date (the "Adjustment Date"), and any such Updated Schedule as adjusted shall be deemed to be the definitive Schedule with regard to the information contained therein for all purposes of this Agreement, including, without limitation, the specification of the assets and accounts intended to be transferred from the Seller to the Trust Subsidiary under the terms of this Article 2. Seller's obligation to prepare and deliver to Buyer the Updated Schedules, and its preparation and delivery thereof to Buyer, does not affect or otherwise cause a waiver of any of the conditions to Buyer's obligations under this Agreement, including without limitation the conditions contained in Section 8.01(h) and 10.02 below.

                2.06 Asset Closing; Consideration.

                (a) The Asset Closing shall occur immediately prior to the Closing on the Closing Date.

                (b) In consideration of the transfer of the Business by the Seller to the Trust Subsidiary hereunder, the Trust Subsidiary agrees to assume the Assumed Liabilities.

                2.07 Bank Sale Transactions.

                (a) Nothing in this  Agreement  shall  preclude  the Seller from negotiating and entering into an agreement or agreements with one or more parties unaffiliated with the Seller or the Buyer (any such unaffiliated party, a "Counterparty") involving (i) the sale by the Seller to the Counterparty of any assets of AVC or GMB other than the Purchased Assets or any Retained Trust Agreements (including any sale to a Counterparty of any of the Retained Business Assets other than Retained Trust Agreements) and/or the assumption by the Counterparty from the Seller of any liabilities of AVC or GMB other than the Assumed Liabilities or (ii) the sale to the Counterparty of all or substantially all the stock of GMB or AVC or (iii) a merger or consolidation of GMB or AVC with or into the Counterparty or an affiliate thereof (any such transaction, a "Bank Sale Transaction"); provided, however, that (x) the Seller shall not enter into an agreement for any such Bank Sale Transaction or consummate any such Bank Sale Transaction if doing so would in any way adversely affect the ability of the parties to this Agreement to consummate the transactions provided for herein under the terms and conditions provided for herein in a timely manner, or would otherwise in any way decrease the likelihood that the transactions provided for herein will be completed in accordance with the terms and conditions of this Agreement; (y) on and after consummation of any such Bank Sale Transaction, all the obligations, covenants, agreements, representations, warranties and indemnifications incurred or given by the Seller and its affiliates in and under this Agreement shall continue to be the obligations, covenants, agreements, representations, warranties and indemnifications of AFC and its continuing subsidiaries and affiliates, regardless of whether the Counterparty in such Bank Sale Transaction succeeds, as a matter of law or contract, to any of the foregoing upon consummation of such transaction; and (z) on and after consummation of any such Bank Sale Transaction, all the rights obtained by the Buyer and its affiliates in and under this Agreement as against the Seller and its affiliates shall continue to be rights possessed by the Buyer and its affiliates as against AFC and its continuing subsidiaries and affiliates, regardless of whether such rights also may then be asserted by the Buyer and its affiliates, as a matter of law or contract, against the Counterparty in such Bank Sale Transaction. It is expressly understood and agreed by the parties hereto that the Seller is presently contemplating entering into a Bank Sale Transaction on or about the date of this Agreement involving certain of the Retained Assets and Retained Liabilities (specifically including, without limitation, the Trusteed Deposit Accounts), and that the Seller may desire to consummate such Bank Sale Transaction at or around the time of the Closing under this Agreement, to the extent provided in Section 3.03(b) below.

                (b) Seller shall include in the definitive agreement for any Bank Sale Transaction (the "Bank Sale Agreement") a provision under which each Counterparty thereto (A) agrees, from the execution of such Bank Sale Agreement until the date that is three years after the last principal transaction provided for therein, not to use to its own advantage, and to ensure that none of its affiliates uses to its advantage, any non-public information relating to Seller, specifically including GMB, obtained by such Counterparty directly or indirectly from Seller or its current or former employees that does not reasonably relate to the business or assets being acquired by such Counterparty in the Bank Sale Transaction ("Counterparty Restricted Information"), whether such Counterparty Restricted Information may have been or may be obtained by the Counterparty, its affiliates, representatives, or agents, or employees of any of the foregoing (collectively, the "Counterparty Group"), in the course of negotiations or investigations leading to execution or consummation of the Bank Sale Agreement or may be obtained by any of the Counterparty Group after such consummation from former employees of Seller, which provisions shall specifically reference, without limiting the generality of the foregoing, that information related to the Business is Counterparty Restricted Information, and shall further specifically reference as a prohibited usage of Counterparty Restricted Information thereunder, any solicitation by such Counterparty or its affiliates of any Business from the Customers, to the extent that such Customers may have been or may be specifically identified by the Counterparty or its affiliates as a result of information obtained by any one or more of the Counterparty Group from Seller or its employees in the course of negotiation or investigations leading to execution or consummation of the Bank Sale Agreement or after consummation thereof from former employees of Seller, and (B) agrees to return to Seller all such Counterparty Restricted Information taking the form of documents, books, records or tapes and to destroy any electronic records in its possession containing such Counterparty Restricted Information.

                (c) Without limiting the foregoing, and for a period of three years after the Closing Date hereunder, Seller will not disclose or make available to any Counterparty in any Bank Sale Transaction (except for any required disclosure under regulatory applications) any of the nonpublic information directly or indirectly related to any of the Business being acquired or assumed by Buyer hereunder, except for any such information (non-customer specific, in any event) which is also directly related to the business being acquired by the Counterparty or Counterparties under the Bank Sale Agreement and is necessary to be disclosed to the Counterparty or Counterparties thereunder, provided that Seller will in no event disclose during such period to any Counterparty in any Bank Sale Transaction or any person proposed to be a Counterparty in any such transaction the identity of the Customers.


                                    ARTICLE 3

                   PURCHASE AND SALE OF TRUST SUBSIDIARY STOCK

                3.01 Purchase by Buyer.

         Upon the terms and subject to the conditions set forth in this Agreement, Buyer agrees to purchase or cause an affiliate of Buyer to purchase all of the shares of the capital stock of the Trust Subsidiary issued and outstanding on the Closing Date (the "Stock") from Seller, and Seller agrees to sell or cause to be sold all of the Stock to Buyer.

                3.02 Purchase Price.

         On the Closing Date, Buyer shall pay to AVC or GMB, as AVC may designate, in cash, an amount equal to Three Million Two Hundred Thirty Thousand and 00/100 Dollars ($3,230,000.00) plus the "Minimum Capitalization Amount" (as defined below) (such amount being referred to herein as the "Base Purchase

Price"). The total purchase price to be paid by Buyer for its acquisition of the Stock shall be subject to adjustment as provided for in Section 3.05 below. The "Minimum Capitalization Amount" is the minimum amount of capital, if any, required to be maintained in the Trust Subsidiary as of the Closing by any and all bank regulatory authorities having jurisdiction over the Trust Subsidiary and actually maintained therein at such time in the form of liquid funds held in a separate deposit account of a bank located in the United States under the name and only the name of the Trust Subsidiary or such other form or manner as may be directed at such time by Buyer.

                3.03 Closing Date.

                (a) The purchase and sale of the Stock hereunder shall occur at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts, or at such other place as shall be mutually agreeable to the parties, on a date to be mutually agreed upon by Buyer and AFC, which date shall be within five (5) business days after the day on which the last of the conditions precedent set forth in Articles 8, 9 and 10 hereof has been satisfied or properly waived (the "Satisfaction Date"), subject to Section 3.03(b) below.

                (b) If, as of the Satisfaction Date under Section 3.03 (a) above, the Seller shall have entered into but not consummated a definitive agreement or agreements for one or more Bank Sale Transactions pursuant to which all or substantially all the capital stock of GMB or AFC or all or substantially all the Retained Assets and Retained Liabilities (excluding the building presently serving as GMB's main office and any Retained Trust Agreements) are to be acquired and/or assumed by a Counterparty or pursuant to which GMB or AFC is to merge with a Counterparty, and if, as of the Satisfaction Date, it appears to the reasonable satisfaction of Buyer that the Seller will be able to consummate such Bank Sale Transaction within 30 days of such Satisfaction Date, then, at the request of the Seller, the Closing Date hereunder shall be postponed to a date not more than 30 days after the Satisfaction Date, and in any case to a date not later than the Termination Date (as such term is defined in Section
11.01 (d) below) in order that the Closing hereunder may occur at or about the same time that such Bank Sale Transaction is consummated.

                (c) On the Closing Date, the following actions shall be taken:

                (i) Buyer shall pay the Base Purchase Price to AVC or GMB, as AVC may designate, by wire transfer of immediately available federal funds to such bank account in the United States of America as such payee shall designate at least two (2) business days prior to the Closing Date;

                (ii) Seller shall deliver or cause to be delivered one or more certificates for the Stock to Buyer or an affiliate of Buyer designated thereby, duly endorsed in blank or with stock powers duly endorsed in blank, together with such other documents as Buyer may reasonably request to evidence the transfer to Buyer or such affiliate of good and valid title in and to the Stock, free and clear of any lien, security interest, pledge, charge, encumbrance, restriction, right, option to purchase, call or commitment of any kind or nature;

                (iii) Buyer shall reimburse the Seller for all sales taxes, if any, payable by Seller or the Trust Subsidiary with respect to any of the Personal Property transferred by GMB to the Trust subsidiary as part of the Asset Closing, and all other sales, transfer and other taxes, if any, payable in connection with the Asset Closing shall be borne by Seller;

                (iv) Each party shall take such other actions, and shall execute and deliver such other instruments, certificates or other documents, as shall be required under Articles 8, 9 and 10 hereof, including without limitation as shall be necessary or appropriate to evidence the completion of the Asset Closing;

                (v) Seller shall deliver a calculation of Annual Revenue (as such term is defined in Section 3.05 below) as of the last day of the month immediately preceding the month in which the Closing occurs, which calculation shall be for the parties general information only and shall not be determinative in any way with respect to the calculation to be undertaken in accordance with
Section 3.04; and

                (vi) To the extent reasonably requested by Buyer prior to the Closing Date, Seller shall deliver or cause to be delivered the Business Documents to such location(s) at which Buyer shall conduct its Trust Services business on and after the Closing Date.

                3.04 Proration; Allocation.

                (a) On or prior to the Asset Closing, subject to further non-material adjustments on or prior to the Adjustment Date, Seller shall deliver to Buyer (i) a Schedule 3.04(a)(i) which shall accurately reflect with respect to the Trust Agreements (A) all fees and reimbursements for expenses paid by Customers to the Seller prior to the Asset Closing relating to services to be rendered to such Customers under the Trust Agreements ("Trust Services") following the Asset Closing and (B) all fees and reimbursements for expenses which relate to Trust Services rendered prior to the Asset Closing for which payment is to be received from Customers following the Asset Closing and (ii) a
Schedule 3.04(a)(ii) which shall accurately reflect with respect to all other fees and expenses relating to the Business (A) all fees, disbursements and expenses paid to or by the Seller prior to the Asset Closing relating to services (including, without limitation, services provided under any of the Contracts), other than Trust Services, to be rendered to or by Seller relating to the Business ("Business Services") following the Asset Closing and (B) all fees, disbursements and expenses which relate to Business Services rendered by or to the Seller prior to the Asset Closing for which payment is to be received or made following the Asset Closing. All such fees, disbursements and expenses for both Trust Services and Business Services shall be prorated as of the Asset Closing to allocate the same to the periods of service to which they relate. Seller shall pay to Buyer an amount equal to the total of all such fees, disbursements and expenses (i) paid to the Seller prior to the Asset Closing but allocable to Trust Services or Business Services to be provided during the period following the Asset Closing and (ii) to be paid following the Asset Closing but allocable to Business Services provided to Seller during the period prior to the Asset Closing. Buyer shall pay to Seller an amount equal to the total of all such fees, disbursements and expenses (i) paid following the Asset Closing but allocable to Trust Services or Business Services provided by Seller during the period prior to the Asset Closing and (ii) paid by Seller prior to the Asset Closing but allocable to Business Services to be provided to the Trust Subsidiary during the period following the Asset Closing. The payments of such amounts shall be made in cash by cashier's check or wire transfer of immediately available funds on the Adjustment Date. A single net payment may be made by the Seller or Buyer as appropriate at such time.

                (b) To the extent any additional adjustment or payment of the prorated amounts contemplated by Section 3.04(a) above is required after the Adjustment Date, the parties shall make any such further adjustments promptly and in good faith.

                (c) The  aggregate  amount of (i) the Assumed  Liabilities  plus
(ii) the sum of (A) the amount paid by Buyer on the Closing Date and (B) the amount of the Supplemental Payment, if any, paid by Buyer in accordance with
Section 3.05(a) below shall be allocated among the Purchased Assets in accordance with a schedule to be mutually agreed upon by Seller and Buyer and to be made a part of this Agreement not less than ten (10) days following the parties' final determination of the amount of such Supplemental Payment, if any, in accordance with Sections 3.05(a)-(c) below.

                3.05 Supplemental Payment; Adjustment Payments.

                (a) As promptly as practicable following the ninetieth day after the Closing Date or, if such ninetieth day is not the last day of a calendar month, the first month-end day following such ninetieth day (such ninetieth or other month-end day being referred to as the "Measurement Date"), the Base Purchase Price may be increased in accordance with this Section 3.05 by a supplemental payment (the "Supplemental Payment"). The Supplemental Payment shall equal $570,000 if the Annual Revenue (as such term is defined below) attributable to (i) all of the Trust Agreements that have been effectively transferred and assigned by Seller to the Trust Subsidiary as part of the Asset Closing or have been otherwise effectively transferred and assigned by Seller to the Trust Subsidiary or Buyer as of the Measurement Date (and any immediate successor agreements or arrangements thereto) and (ii) any agreements or contracts that would have constituted Trust Agreements if they had been in effect between the Seller and the other party thereto on the Closing Date and that have been entered into by Buyer with any Prospective Retail Trust Customer, as such term is defined further below in this Section 3.05(a), or any Prospective Computer Processing Customer, as such term is defined further below in Section 3.05(e), at any time after the Closing Date up to and through the Measurement Date, and all of which are in full force and effect as of the Measurement Date, all determined as of the Measurement Date, is equal to or greater than $1,600,000. Buyer shall reduce the Supplemental Payment by an amount equal to $2.50 for each $1.00 that such Annual Revenue is less than $1,600,000; provided, however, that the Supplemental Payment may not in any case be less than $0; and provided further, however, that if and to the extent that such Annual Revenue as of the Measurement Date is less than $1,600,000 as a result of either (i) Buyer's modification of the fee structure for Trust Services as in effect for GMB at the time of Closing or (ii) changes implemented by Buyer to the structure of the trust accounts included in the Purchased Assets, then the Supplemental Payment shall be reduced by only $1.00 for each $1.00 by which such Annual Revenue is less than $1,600,000 as a result of the foregoing. As soon as reasonably practicable following the Measurement Date, Buyer will deliver to Seller its calculation of Annual Revenue as of the Measurement Date and a copy of the Fee Projection Report (as such term is defined below), together with copies of any reports of new or closed accounts as required by 12 C.F.R. ss. 9.7 (a)(2) (exclusive of any account activity not included as part of the Business as acquired by Buyer) covering the period beginning with the Closing Date and ending on the Measurement Date, together with a schedule listing any changes implemented by Buyer during such period in the fee structure for Trust Services as compared to the fee structure in effect at Closing (collectively, the "Supplemental Payment Documents"). The term

"Annual Revenue" means, with respect to any date, the sum of (i) annualized gross trust correspondent computer processing fees ("Computer Processing Fees"),
(ii) annualized preparation fees for various trust related tax services ("Tax Services Fees"), (iii) annualized administrative fees for estate administration ("Administration Fees"), and (iv) the annualized gross sum of all other fees received for all other Trust Services ("Other Fees"), each of the foregoing fees as determined in accordance with the following sentence. For purposes of calculating Annual Revenue as of any date: (i) Computer Processing Fees shall equal the contractual gross monthly fee assessed for the services covered thereby for all customers receiving such services on such date, as annualized on a prospective basis commencing with the first day of the first calendar month beginning after such date; (ii) Tax Services Fees shall equal [$88,500] (which represents the sum of such fees billed during the 1995 calendar year); (iii) Administration Fees shall equal (X) divided by (Y), where (X) equals the sum of
(a) the estimated amount of Administration Fees for those estates under administration on such date, determined in a manner consistent with existing GMB revenue recognition practices, for the twelve full calendar months commencing with the first day of the first calendar month beginning after such date (the "1- Year Projection") plus (b) the actual Administration Fees received by GMB for the four calendar years ended December 31, 1995, and where (Y) equals five, provided that if such calculation results in an amount that is either less than 50% or greater than 150% of the 1-Year Projection, then the amount for Administration Fees to be used in calculating the Annual Revenue as of such date shall be an amount that is mutually satisfactory to the parties; and (iv) Other Fees shall equal (X) minus (Y), where (X) equals the total gross income projected for the twelve full calendar months commencing with the first day of the first calendar month beginning after such date, as reported on the National Computer Services Series 11 Fee Projection Report (the "Fee Projection Report") produced for such period, and where (Y) equals the portion of such total gross income included in such Fee Projection Report attributable to any and all accounts (the "Noticed Accounts") with respect to which (i) if such date is prior to the Closing Date, the Customer associated therewith has expressed to any of the Seller, the Buyer, the Vermont Department or any court or other governmental agency or authority of competent jurisdiction any opposition to or dissent against the transfer of the Business from GMB to the Trust Subsidiary or Seller's sale and transfer of the Trust Subsidiary to the Buyer or otherwise notified either Seller or Buyer of such Customer's intention to close his or its account if the transactions contemplated by this Agreement shall occur (which expression of opposition or dissent or other such notice, in the case of such expression or notice to the Buyer, may be subject to reasonable verification by Seller), and such opposition or dissent or other such notice has not been expressly withdrawn or retracted by the Customer prior to the Closing Date or
(ii) if such date is after the Closing Date, either Seller or Buyer has received notice (which, in the case of Buyer's receipt of notice, may be subject to reasonable verification by Seller), which has not been subsequently withdrawn or rescinded, on or prior to such date from the account holder thereof that such holder intends to close the account within the ensuing twelve-month period (such income amount determined under the immediately preceding clause (Y) to be referred to as the "Noticed Account Total" and the income attributable to any such Noticed Account to be a "Noticed Account Fee"). The term "Prospective Retail Trust Customers" means those prospective retail trust customers of GMB, if any, as identified on Schedule 3.05(a) attached hereto or, subject to Buyer's review and reasonable verification, any amended or updated version of said
Schedule 3.05(a) as may be prepared by Seller and delivered to Buyer on or prior to the fifteenth day prior to the Closing Date.

                (b) Within ten (10) business days after Buyer's delivery of the Supplemental Payment Documents to Seller, Seller may dispute all or any portion of the Supplemental Payment Documents (to the extent that any such disputed calculation would affect the amount of any Supplemental Payment payable by Buyer under this Section 3.05) by giving written notice (a "Notice of Disagreement") to Buyer setting forth in reasonable detail the basis for any such dispute (any such dispute being hereinafter referred to as a "Disagreement"). The parties shall promptly commence good faith negotiations with a view to resolving all such Disagreements. If the Seller does not give a Notice of Disagreement in accordance with the provisions of the first sentence of this Section 3.05(b) within the ten (10) business day period set forth therein, Seller shall be deemed to have irrevocably accepted the Supplemental Payment Documents in the form delivered to Seller by Buyer.

                (c) If Seller shall deliver a Notice of  Disagreement  and Buyer shall not dispute all or any portion of such Notice of Disagreement by giving written notice to Seller setting forth in reasonable detail the basis for such dispute within five (5) business days following the delivery of such Notice of Disagreement, Buyer shall be deemed to have irrevocably accepted the Supplemental Payment Documents as modified in the manner described in the Notice of Disagreement. If Buyer disputes all or any portion of the Notice of Disagreement within the five (5) business day period described in the previous sentence, and within five (5) business days following Buyer's delivery to Seller of the notice of such dispute Seller and Buyer do not resolve the Disagreement, such Disagreement shall be referred to an Independent Accounting Firm (as such term is defined further below) mutually selected by Seller and Buyer for a resolution of such Disagreement in accordance with the terms of this Agreement. If Seller and Buyer do not immediately agree on the selection of an Independent Accounting Firm, their respective independent public accountants shall immediately select such firm. The determinations of such firm with respect to any Disagreement shall be final and binding upon the parties and the amount so determined shall be used to complete the final Supplemental Payment Documents. The Independent Accounting Firm will render its determination as soon as practicable after referral of the Disagreement to such firm, and each of the parties shall cooperate with such firm and provide such firm with reasonable access to the books, records, personnel and representatives of it and its subsidiaries and such other information as such firm may require in order to render its determination. All of the fees and expenses of any Independent Accounting Firm retained pursuant to this Section 3.05(c) shall be paid by Seller, if the Independent Accounting Firm agrees with the position asserted by Buyer; shall be paid by Buyer, if the Independent Accounting Firm agrees with the position asserted by Seller; or shall be split evenly by Seller and Buyer if the Independent Accounting Firm does not agree with either Seller or Buyer. For purposes of this Agreement, the term "Independent Accounting Firm" means any
"Big Six" accounting firm or its successor (other than the respective independent public accountants of each of Seller and Buyer).

                (d) Following Buyer's delivery and Seller's acceptance of the final calculation of the Annual Revenue as of the Measurement Date, in accordance with the provisions of Sections 3.05(a)-3.05(c) above, Buyer shall promptly pay to GMB or AVC, as directed by AVC, the Supplemental Payment, if any, required by Section 3.05(a) above, such payment to be made in immediately available federal funds to such bank account in the United States of America as the payee shall designate.

                (e) As soon as practicable following the last day of each of the first four consecutive three-month periods immediately following the Measurement Date (each, individually, an "Adjustment Period" and collectively, the "Adjustment Periods"), Buyer shall remit to AVC or the payee designated by AVC, in immediately available federal funds to such bank account in the United States of America as the payee shall designate, the amount of any Adjustment Payment (as defined below) due to Seller for such Adjustment Period, calculated on the basis of any Computer Processing Fees Credit and Noticed Account Fees Credit allocable to such Adjustment Period, determined as provided below.

                    (i) If during any such Adjustment Period, any one or more of the Prospective Computer Processing Customers, as defined below, shall have entered into a trust computer processing contract or agreement with Buyer that calls for services to be rendered by Buyer for at least one (1) year, Buyer shall extend to Seller for such Adjustment Period a credit (a "Computer Processing Fees Credit") equal to (X) multiplied by (Y), where (X) equals the total amount of annualized trust computer processing fees receivable by Buyer from such Prospective Computer Processing Customer or Customers for the first twelve-month period under the particular contract or agreement entered into with each, and where (Y) equals (a) 2.5, if such contract or agreement calls for services to be rendered by Buyer for a period of at least five (5) years; (b) 2.0, if such contract or agreement calls for services to be rendered by Buyer for a period of at least four (4) but less than five (5) years; (c) 1.5, if such contract or agreement calls for services to be rendered by Buyer for at least three (3) but less than four (4) years; and (d) 0.5, in the case of any other such contract or agreement. The "Prospective Computer Processing Customers" shall be those prospective customers of GMB as identified on Schedule 3.05 (e) attached hereto or, subject to Buyer's review and reasonable verification, any amended or updated version of said Schedule 3.05(e) as may be prepared by Seller and delivered to Buyer on or prior to the fifteenth day prior to the Closing Date.

                    (ii) For each of the Adjustment Periods, Buyer shall extend to Seller a credit (the "Noticed Account Fees Credit"), determined as soon as practicable after the last day of such Adjustment Period, which shall equal, (a) for each of the first three Adjustment Periods, 50% of the total gross income received by Buyer during such Adjustment Period from all Noticed Accounts, and
(b) for the last Adjustment Period, an amount equal to the lesser of (X) or (Y), where (X) equals 50% of the total gross income received by Buyer during such Adjustment Period from all Noticed Accounts, and where (Y) equals (1) minus (2), with (1) equaling 250% of the total amount of Noticed Account Fees included in the Noticed Account Total under Section 3.05(a) above attributable to Noticed Accounts that continue to be accounts of Buyer as of the last day of such fourth Adjustment Period and with (2) equaling the sum of all Noticed Account Fees Credits extended by Buyer to Seller in the first three Adjustment Periods.

         Notwithstanding anything in this Agreement that may be to the contrary, the "Adjustment Payment" due from Buyer to Seller for any Adjustment Period shall be the lesser of (X) or (Y), where (X) equals the sum of any Computer Processing Fees Credit and any Noticed Account Fee Credit for such Adjustment Period, and where (Y) equals $570,000 minus the sum of (a) the Supplemental Payment and (b) all Adjustment Payments for prior Adjustment Periods.

                (f) As soon as practicable after the last day of each month beginning after the Closing Date and ending at least 15 days prior to the Measurement Date, Buyer shall provide to Seller a copy of the Fee Projection Report as of such month end for the Trust Agreements transferred to and still held by Buyer as of such month end, together with a list of any and all accounts that become Noticed Accounts during such month. During the period extending from the Measurement Date until the last day of the final Adjustment Period, but only for so long during such period as the obligation of Buyer to pay any Adjustment Payment may continue under the terms of Section 3.05(e), Buyer will notify Seller promptly if it enters into any trust computer processing contract or agreement with any Prospective Computer Processing Customer.


                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller hereby represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date as follows:

                4.01 Corporate Organization; Powers and Authority; Records.

                (a) AFC is a business corporation, duly organized, validly existing and in good standing under the laws of the State of New York. AVC is a business corporation, duly organized, validly existing and in good standing under the laws of the State of Vermont. Each of AFC and AVC is a bank holding company, duly registered and in good standing with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended. GMB is a banking corporation, duly organized, validly existing and in good standing under the laws of the State of Vermont. GMB is an "insured depository institution" as such term is defined in Section 3(c) of the Federal Deposit Insurance Act, as amended (the "FDIA"); provided, however, that if GMB consummates one or more Bank Sale Transactions prior to the Closing that involve the sale by GMB to one or more third parties of all or substantially all of the Nonbusiness Assets and the assumption by one or more third parties from GMB of all or substantially all of the Nonbusiness Liabilities, GMB may cease to be an "insured depository institution" under the FDIA or a banking corporation under the laws of the State of Vermont, but shall in all events remain possessed of all required charters, authorities and licenses, state and federal, required for the continuing operation by it of the Business at all times prior to the Closing. GMB has the corporate power and authority to own or lease all of its properties, and each of AFC, AVC and GMB has the corporate power and authority to execute and deliver this Agreement and to complete the transactions contemplated by this Agreement and to carry on its business as presently conducted.

                (b) GMB is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, either individually or in the aggregate, would not have a Material Adverse Effect on the Seller. As used in this Agreement, the term "Material Adverse Effect" when used for the Seller means any change or effect that is or may reasonably be expected to be materially adverse to the conduct, operations, or result of operations of the Business or to the value of the Purchased Assets or to the Seller's ability to fulfill its obligations under this Agreement, and when used for Buyer means any change or effect that is or may reasonably be expected to be materially adverse to Buyer's ability to fulfill its obligations under this Agreement.

                (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of each of AFC, AVC and the GMB and no other corporate proceedings on the part of AFC, AVC or GMB are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by AFC, AVC and GMB and constitutes a valid and binding obligation of AFC, AVC and GMB, enforceable against AFC, AVC and GMB in accordance with its terms.

                (d) With respect to account records reflecting the Business and the Purchased Assets, the books and records of GMB have been, and are being, maintained in accordance with applicable legal and accounting requirements, reflect only actual transactions and reflect all of such assets, liabilities and accruals and all of such items of income and expense in accordance with generally accepted accounting principles consistently applied. All accounting ledgers and other books and records of GMB relating to the Business and the Purchased Assets are located at the principal office of GMB in Rutland, Vermont or the principal office of AFC in Glens Falls, New York, and have been made available to Buyer, and are true, complete and correct in all material respects, and present fairly the financial condition, results of operations and changes in financial position of the Seller with respect to the Business and the Purchased Assets as of the dates and for the periods indicated therein.

                4.02 No Violation.

                (a) Neither the execution and delivery of this Agreement by AFC, AVC or GMB, nor the consummation by AFC, AVC or GMB of the transactions contemplated hereby, nor compliance by AFC, AVC or GMB with any of the terms or provisions hereof, will (i) violate, conflict with or result in a breach of any provision of the Charter, Articles of Incorporation or Bylaws of AFC, AVC or GMB, or (ii) assuming that the consents and approvals referred to in Section
4.03 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to AFC, AVC or GMB, or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provisions of or the loss of any benefit under, constitute a default (or an event, which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of AFC, AVC or GMB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which AFC, AVC or GMB is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not have a Material Adverse Effect on the Seller.

                4.03 Consents and Approvals.

         Except for (i) the filing of applications and notices with, and the obtaining of required consents and approvals of, as applicable, federal and state regulatory authorities, including the Vermont Department and perhaps, depending upon the structure of Seller's ownership of the Trust Subsidiary prior to the Closing, the Federal Reserve Board, (ii) the filings, approvals and notices required by Section 1476 of Chapter 62 and (iii) the consents or approvals of, or prior notices to, any nongovernmental third parties required in connection with the Seller's assignments of its rights and interests under the Contracts, all of which required third-party consents, approvals and notices are disclosed in Schedule 4.03 hereto, none of AFC, AVC or GMB is required to obtain the consent or approval of, or give notice to, any third party in connection with the execution and delivery by AFC, AVC and GMB of this Agreement and the consummation of the transactions contemplated hereby.

                4.04 Title to Personal Property; Encumbrances; and Leases.

                (a) Except as set forth on Schedule 4.04 (a) hereto, GMB has good and marketable title to all of the Personal Property and owns such property free and clear of any and all encumbrances, liens, mortgages, security interests or pledges, except such encumbrances, liens, mortgages, security interests and pledges that do not affect the value of such property in a materially adverse manner and will not interfere with the use of such property as currently used or contemplated to be used by Seller prior to the Asset Closing or the Trust Subsidiary's conduct of the Business after the Asset Closing.

                (b) Except as may be set forth in Schedule 4.04 (b) hereto, none of AFC, AVC or GMB has received any notice of violation of any applicable zoning or environmental regulation, ordinance or other law, order, regulation or requirement relating to the conduct of the Business or otherwise affecting any of the Purchased Assets and to the Seller's knowledge, there is no such violation of a material nature.

                (c) Each of the Trust Agreements that takes the form of an agreement or contract and each of the Contracts is valid and binding on the Seller and, to the Seller's knowledge, valid and binding on and enforceable against all other respective parties thereto in accordance with their respective terms (subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and general principles of equity). Each of the Trust Agreements constituting or containing a currently effective appointment under will or other instrument is valid and lawful. Except as may be set forth in Schedule 4.04 (c) hereto, GMB has not received notice or otherwise become aware of, or provided notice or made a claim with respect to, any breach or default by any other party to any of the Trust Agreements or Contracts (all Trust Agreements with respect to which any other parties are in breach or default being referred to in this Agreement as the "Defaulted Trust Agreements"). There are not under any of the Contracts, any existing breaches, defaults or events of default by GMB, or events which with notice and/or lapse of time would constitute a breach, default or event of default by GMB thereunder. GMB enjoys quiet and peaceful possession of all properties subject to a Personal Property Lease.

                (d) To the Seller's knowledge, all of the Personal Property is in good maintenance, repair, and operating condition, ordinary wear and tear excepted, and is adequate for the purposes for which it is now being or is anticipated to be used, and is free from any material defects.

                4.05 Absence of Certain Changes or Events.

         Except as may be set forth on Schedule 4.05 hereto:

                (a) to the knowledge of the Seller, no fact or condition exists which will, or could reasonably be expected to, result in a Material Adverse Effect on the Seller in the future;

                (b) since January 1, 1992, GMB has carried on the Business only in the ordinary course and consistent with prior and prudent fiduciary and business practice;

                (c) the Seller has not entered into any agreement, contract, commitment or transaction relating to or affecting the Business or the Purchased Assets, except for those in the ordinary course of business (none of which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect on the Seller);

                (d) GMB has not suffered any strike, work stoppage, slowdown, or other labor disturbance affecting its conduct of the Business;

                (e) since September 30, 1995, there has not been any change in any of the accounting methods or practices or the policies, procedures or practices of the Seller with respect to or otherwise affecting the Business or any change in the value at which Purchased Assets are carried on the consolidated or consolidating balance sheets of the Seller other than changes that are reflected in their respective profit and loss statements;

                (f) since September 30, 1995, there has not been any notice or indication of intention from any person or entity to terminate any material Contract with GMB affecting the Business or any notice or indication of intention from any Customer(s) accounting for more than ten percent (10%) of the Business individually or in the aggregate or third party vendor of GMB to cease doing business with, materially change the price or other terms on which business is transacted with or materially reduce the business transacted with GMB, to the extent any such third party action would relate to or otherwise affect the Business; and

                (g) all suspense accounts of GMB maintained in connection with the Business have been reconciled monthly, and no differences over $500 exist.

                4.06 Legal Proceedings.

         Except as set forth on Schedule 4.06 hereto, the Seller is not a party to any, and there are no pending or, to the Seller's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or affecting AVC or GMB or challenging the validity or propriety of the transactions contemplated by this Agreement, and there is no reasonable basis for any such proceeding, claim, action or governmental or regulatory investigation. There is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Seller or the assets of the Seller which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect on the Seller. To the knowledge of the Seller, there are no facts, circumstances or conditions affecting the Business which would indicate or suggest the possibility of any unrecognized future loss caused by defalcation, embezzlement or other employee malfeasance or by payments made or accepted in violation of any law or regulation.

                4.07 Taxes and Tax Returns.

         Each of AFC, AVC and GMB has duly filed in correct form all federal, state, county and local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete) and has duly paid or made provisions for the payment of all Taxes (as hereafter defined) and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county or local taxing authorities on or prior to the date hereof (including without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls, and any business profits, business enterprise or other tax), other than Taxes or other charges that are not yet delinquent or are being contested in good faith and have not been finally determined or that are not, individually or in the aggregate, material in amount.

         As used in this Agreement, the term "Taxes" means all federal, state, county, local and foreign income, excise, gross receipts, ad valorem, profits, gains, property, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise and other taxes, charges, levies or like assessments, together with all penalties and additions to tax and interest thereon.

                4.08 Officers and Employees.

         Schedule 4.08 hereto sets forth (i) a true, complete and correct list of the name and address of each and every officer and employee currently employed by GMB in connection with the Business (the "Employees"), the position of each such Employee, and the current salary or wage of each such Employee,
(ii) a list of all individualized employment or severance agreements, contracts or arrangements covering any such Employee (the "Employee Contracts"), and (iii) a list and brief description of each pension, retirement, profit sharing, bonus, thrift, stock option, restricted stock, deferred compensation, severance, collective bargaining or other plan, agreement, trust, fund, policy or arrangement that is maintained or contributed to, or within the past three years has been maintained or contributed to, by the Seller that covers or affects any two or more Employees (the "Employee Plans").

                4.09 Other Statements and Reports.

         AVC and GMB have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1995 with (i) the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"),
(ii) the FDIC, (iii) the Vermont Department of Banking, Insurance and Securities and any other state banking commissions or any other state regulatory authority (each a "State Regulator") and (iv) any self-regulatory organization or other regulatory agency and all other material reports and statements required to be filed by them since January 1, 1995, including without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the Federal Reserve Board, the FDIC, any State Regulator or any self-regulatory organization, and have paid all fees and assessments due and payable in connection therewith. Except as set forth on Schedule 4.09 hereto, there is no material unresolved violation, criticism or exception pertaining in any way to the Business or any of the Purchased Assets which has been previously cited by any regulatory agency in any report or statement relating to any examination of AFC, AVC or GMB.

                4.10 Agreements with Regulatory Agencies.

         None of AFC, AVC or GMB is now subject to any cease-and-desist or other order issued by, or is now a party to any written agreement, consent agreement or memorandum of understanding with, or is now a party to any commitment letter or similar understanding to, nor now subject to any order or directive by, nor now a recipient of any extraordinary supervisory letter from, nor has it adopted any board resolution that is currently in effect at the request of, any regulatory agency that restricts the conduct of the Business or that in any manner relates to the Business or the management thereof by AFC, AVC or GMB (any of the foregoing, a "Seller Regulatory Agreement"), nor has any of AFC, AVC or GMB been advised by any regulatory agency that it is considering issuing or requesting any Seller Regulatory Agreement.

                4.11 Environmental Matters.

         Except as set forth on Schedule 4.11 hereto:

                (a) To the knowledge of the Seller, any real property held by GMB in a fiduciary capacity (a "Trust Property") is, and has been, in material compliance with all applicable environmental laws and with all rules, regulations, standards and requirements of the United States Environmental Protection Agency (the "EPA") and of state and local agencies with jurisdiction over pollution or protection of the environment.

                (b) To the knowledge of the Seller, there is no suit, claim, action or proceeding pending or threatened, before any governmental entity or other forum in which the Seller has been or, with respect to threatened proceedings, may be, named as a defendant (i) for alleged noncompliance (including by any predecessor), with any environmental law, rule, regulation, standard or requirement or (ii) relating to the release into or presence in the Environment (as hereinafter defined) of any Hazardous Materials (as hereinafter defined) or Oil (as hereinafter defined) occurring at or on, or otherwise affecting, any Trust Property.

                (c) To the knowledge of the Seller, there are no facts or circumstances which would provide a reasonable basis for any suit, claim, action or proceeding as described in paragraph (b) of this Section 4.11.

                (d) To the knowledge of the Seller, during the period of GMB's ownership or operation of any Trust Property, there has been no release of Hazardous Material or Oil in, on, under or affecting such property. To the knowledge of the Seller, prior to the period of GMB's ownership or operation of any Trust Property, there was no release of Hazardous Material or Oil in, on, under or affecting such property. To the knowledge of the Seller, without any independent inquiry or examination, both during and prior to the period of GMB's ownership or operation of any Trust Property, there was not nor has there been any presence of Hazardous Material or Oil discovered in, on, under or affecting such property.

                (e) The following definitions apply for purposes of this Section
4.11: (i) "Hazardous Material" means any pollutant, contaminant, or hazardous substance or hazardous material as defined in or pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act of 1976, Title 10, Chapter 159, Section 6602 of the Vermont Statutes or any other federal, state, or local environmental law, regulation, or requirement, all as may be amended from time to time; (ii) "Oil" means any insoluble or partially soluble oil of any kind or origin or in any form, as defined in or pursuant to Title 10, Chapter 59, Section 1922 of the Vermont Statutes or any other federal, state, or local environmental law, regulation, or requirement, all as may be amended from time to time; and (iii) "Environment" means any soil, surface waters, groundwaters, stream sediments, surface or subsurface strata, and ambient air, and any other environmental medium.

                4.12 Insurance.

         All of the policies relating to insurance maintained by the Seller with respect to the Business and the Purchased Assets (or any comparable policies entered into as a replacement therefor) are in full force and effect and the Seller has not received any notice of cancellation with respect thereto.

                4.13 Transactions with Certain Persons.

         No Customer who is an officer or director of AFC, AVC or GMB or greater-than-5% stockholder of AFC or an affiliate (as defined in Rule 144(a)(1) of the Securities Act) of any such officer, director or stockholder (any such person, an "Interested Person"), has entered into any Trust Agreement or maintains any Customer account or relationship with or receives any trust or fiduciary services from GMB other than Trust Agreements, accounts or services entered into, maintained or provided in the ordinary course of business on terms substantially the same as those prevailing at the time for comparable transactions with other, unaffiliated persons, and which did not and do not involve any unusual risk or other features unfavorable to GMB. Schedule 4.13 hereto contains a full description of all outstanding Trust Agreements with Interested Persons.

                4.14 Trust Agreements.

                (a) Schedule 2.01(c) attached hereto sets forth as of the date hereof, and shall be amended as necessary in accordance with Section 2.05 above to set forth as of the Asset Closing, (i) a complete and correct list of all the Trust Agreements, (ii) information as to the capacities of GMB under each such
Trust Agreement, and (iii) current annual fees, fee schedules and fee arrangements with Customers and arrangements regarding payment of expenses by Customers. Except as set forth on Schedule 2.01(c), to the Seller's knowledge, GMB has been acting as the validly-appointed fiduciary, custodian or agent under each Trust Agreement for all periods during which, based on a reasonable reading of such Trust Agreement, it should have been acting as a validly-appointed fiduciary, custodian or agent. The Seller believes that each Trust Agreement is in full force and effect on the date hereof. There are no material oral modifications in effect with respect to any of the Trust Agreements.

                (b) GMB is not in breach or non-compliance, nor, to the knowledge of Seller, is GMB considered to be in breach or non-compliance by the other party thereto, of any term of any Trust Agreement, except in any such case for any breaches that singly or in the aggregate would not have a Material Adverse Effect on the Seller.

                (c) Without limiting the foregoing, to the Seller's knowledge, GMB has (i) complied with all applicable laws and regulations in the conduct of the Business, including, without limitation, all laws concerning tax withholding, and has filed all necessary returns, reports or schedules in connection with any such withholding as required under the Trust Agreements;
(ii) prepared and filed all income tax returns required to be prepared or filed by it as grantor trustee or otherwise; (iii) kept all necessary records as required by the terms of the Trust Agreements; (iv) except for the escheat obligations of GMB which shall have been fulfilled as of the Asset Closing, fulfilled all of its payment and escheat obligations; (v) paid all liabilities required to be paid by it under the Trust Agreements; (vi) not made any overpayments or over-advances under the Trust Agreements; (vii) not waived, amended or modified any provision of any Trust Agreement except in accordance with the provisions of such Trust Agreement and as shown in the records maintained by the Seller that are part of the Business Documents; (viii) no current disputes with co-agents or others as to amounts payable by or to any such person; and (ix) to the extent required by law or by the applicable Trust Agreements, taken all action to maintain for the benefit of the holders or other beneficiaries or obligees under the Trust Agreements all interests in collateral granted or pledged to secure obligations thereunder, including, without limitation, the making of governmental or other filings to effect, perfect or continue such interests in such collateral, except to the extent that GMB's failure to comply with or perform any of the foregoing clauses (i)-(ix) would not have a Material Adverse Effect on the Seller.

                (d) As of the Asset Closing, all requirements and conditions to the succession of the Trust Subsidiary as successor to GMB under each of the Trust Agreements, other than any Retained Trust Agreements, shall have been fulfilled, and no consents of third parties to such succession that have not been obtained shall be required.

                4.15 Disclosure.

         All material facts relating to the business, operations, properties, assets, liabilities, results of operations and financial condition of GMB affecting the Business have been disclosed to Buyer in this Agreement and the Schedules furnished hereto. No representation or warranty contained in this Agreement, and no statement contained in any certificate, list or other writing furnished to Buyer pursuant to the provisions hereof, to the knowledge of the Seller, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. No information material to the Agreement and which is necessary to make the representations and warranties contained herein not misleading, to the knowledge of the Seller, has been withheld from, or has not been delivered in writing to, Buyer. For purposes of this Agreement, "to the knowledge of the Seller" means any fact, condition or circumstance actually known by any senior officer of the Seller engaged in the Business, including any vice president or above in the trust department of GMB and any other senior officer of the Seller, including any senior vice president or above, and any fact, condition or circumstance that should have been known by any such senior officer in the reasonable exercise of such officer's duties in accordance with prevailing banking and trust practices and procedures.

                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to each of AFC, AVC and GMB as follows:

                5.01 Corporate Organization, Powers and Authority.

                (a) Buyer is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America. Buyer is an "insured depository institution" as such term is defined in
Section 3(c) of the FDIA. Buyer has the corporate power and authority to own or lease its properties, to execute and deliver this Agreement and to complete the transactions contemplated by this Agreement and carry on its business as presently conducted.

                (b) Buyer is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, either individually or in the aggregate, would not have a Material Adverse Effect on Buyer.

                (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Buyer. No other corporate proceedings on the part of Buyer are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

                5.02 No Violation.

                (a) Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transaction contemplated hereby, nor compliance by Buyer with any of the terms or provisions hereof, will (i) violate, conflict with or result in a breach of any provision of the Articles of Association or Bylaws of Buyer, or (ii) assuming that the consents and approvals referred to in Section 5.03 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer, or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provisions of or the loss of any benefit under, constitute a default (or an event, which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Buyer under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not have a Material Adverse Effect on Buyer.

                5.03 Consents and Approvals.

         Except for the filing of applications and notices with, and the required consents and approvals of, as applicable, federal and state bank regulatory authorities, including the Vermont Department and perhaps, depending upon the structure of the ownership of the Trust Subsidiary by Buyer's parent holding company, Vermont Financial Services Corporation ("VFSC"), following the Closing, the Federal Reserve Board, neither Buyer nor any of its affiliates is required to obtain the consent or approval of, or give notice to, any third party in connection with the execution and delivery by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

                5.04 Absence of Certain Changes or Events.

         To the knowledge of Buyer, no fact or condition exists which will, or could reasonably be expected to, result in a Material Adverse Effect on Buyer in the future.

                5.05 Legal Proceedings.

         Buyer is not a party to any, and there are no pending or, to Buyer's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or affecting Buyer or challenging the validity or propriety of the transactions contemplated by this Agreement, and there is no reasonable basis for any other proceeding, claim, action or governmental or regulatory investigation against Buyer. There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Buyer or the assets of Buyer which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect on Buyer.

                5.06 Agreements with Regulatory Agencies.

         Buyer is not subject to any cease-and-desist or other order issued by, is not a party to any written agreement, consent agreement or memorandum of understanding with, is not a party to any commitment letter or similar understanding to, is not subject to any order or directive by, is not a recipient of any extraordinary supervisory letter from, and is not subject to any board resolution adopted at the request of, any regulatory agency that restricts the conduct of its business or that in any manner relates to its management or its business (any of the foregoing, a "Buyer Regulatory
Agreement"), nor has Buyer been advised by any regulatory agency that it is considering issuing or requesting any Buyer Regulatory Agreement.

                5.07 Disclosure.

         All material facts relating to the financial condition of Buyer and its ability to consummate the transaction provided for herein have been disclosed to the Seller. No representation or warranty contained in this Agreement, and no statement contained in any certificate, list or other writing furnished to AFC, AVC or GMB pursuant to the provisions hereof, to the knowledge of Buyer, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. No information material to the Agreement and which is necessary to make the representations and warranties contained herein not misleading, to the knowledge of Buyer, has been withheld from, or has not been delivered in writing to, the Seller. For purposes of this Agreement, "to the knowledge of the Buyer" means any fact, condition or circumstance actually known by any senior officer of Buyer, including any vice president or above, and any fact, condition or circumstance that should have been known by any such senior officer in the reasonable exercise of such officer's duties in accordance with prevailing banking practices and procedures.


                                    ARTICLE 6

                     CONDUCT OF BUSINESS PENDING THE CLOSING

         During the period from the date of this Agreement and continuing until the Closing, and except as expressly contemplated or permitted by this Agreement or otherwise consented to in writing by the party hereto whom such provision is intended to benefit:

                6.01 Conduct of the Business.

                (a) The Seller (which reference, for purposes of this Article 6, includes the Trust Subsidiary from and after the time it is organized and becomes a party to this Agreement) will carry on the Business diligently and substantially in the same manner as heretofore, and the Seller will not, with regard to the Business, engage in any one or more activities or transactions which shall be outside of the usual, regular and ordinary course of the Business as conducted as of the date hereof except for activities or transactions expressly contemplated by this Agreement, including any Bank Sale Transaction as described under Section 2.07 above; and

                (b) The Seller will use its best efforts to preserve the value of the Business. The Seller further agrees to use its best efforts to preserve for Buyer the goodwill of the Customers and others having relations with GMB through the conduct of the Business, and to cooperate with and assist Buyer in assuring the orderly transition of such business, as will be conducted through the Trust Subsidiary, from GMB to Buyer. Nothing in this paragraph shall be construed as requiring Seller to engage in any activities or efforts outside of the ordinary course of business as presently conducted, except as otherwise expressly provided for in this Agreement. Without limiting the generality of the foregoing, and except as set forth on Schedule 6.01 hereto or as otherwise expressly provided for by this Agreement or as consented to in writing by Buyer, the Seller shall not:

                    (i) amend, revise or otherwise change the current fee schedules and arrangements with Customers as such are disclosed in Schedule 2.01(c) of this Agreement;

                    (ii) enter into any new line of business or offer any new product in connection with its conduct of the Business;

                    (iii) change its methods, policies or procedures of accounting for or relating to or including the Business in effect at January 1, 1995, except as required by changes in generally accepted accounting procedures;

                    (iv) except as required by applicable law or under an existing Employee Contract or Employee Plan , (a) increase in any manner the compensation or fringe benefits of any Transferred Employee or pay any special benefit to such person, other than in the ordinary course of business in normal amounts at normal times, or (b) enter into, modify or renew any Employee Contract with any Transferred Employee, or establish, adopt, enter into or amend any Employee Plan covering or providing for any benefit to any Transferred Employee;

                    (v) sell, lease, pledge, encumber, assign or otherwise dispose of any material Purchased Asset, Personal Property, Contract or Trust Agreement (other than any Retained Trust Agreement) or take any action which would have a material adverse effect on the value of any of the foregoing;

                    (vi) with respect to the Business or any of the Purchased Assets, incur any debt, liability or obligation (whether absolute or contingent, whether primary or secondary or whether directly by way of guaranty) or make any loan or advance, other than in any case in the ordinary course of business consistent with past practice;

                    (vii) undertake, enter into or renew, amend or terminate, or give notice of a proposed renewal, amendment or termination of any commitment with respect to, (a) any Contract, Trust Agreement (other than any Retained Trust Agreement) or any of the Purchased Assets other than in the ordinary course of business consistent with past practice or (b) any capital improvement related to the Business or any Purchased Asset, except as provided in the 1996 capital budget as previously disclosed to Buyer;

                    (viii) commit any act or omission which constitutes a material breach or default by the Seller under any Seller Regulatory Agreement, Trust Agreement (other than any Retained Trust Agreement) or Contract;

                    (ix) since September 30, 1995, change the procedures or practices relating to the Business other than as required by law;

                    (x) establish any new trust account other than pursuant to GMB's policies and procedures in effect on June 30, 1995, as previously disclosed to Buyer, and in accordance with customary terms, conditions and standards and applicable law and consistent with prudent fiduciary and business practices;

                    (xi) waive any material right, whether in equity or at law, that it has with respect to any Trust Agreement or Contract, except in the ordinary course of business consistent with prudent fiduciary and business practices;

                    (xii) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement with respect to,
(a) any merger, consolidation, purchase and assumption transaction or business combination (other than as contemplated by this Agreement), (b) any acquisition of a material amount of assets or securities or assumption of liabilities or (c) any disposition of a material amount of assets or securities, which with respect to any of the foregoing would in any way relate to or affect the Business or any of the Purchased Assets or Assumed Liabilities, it being expressly agreed by the parties hereto that any agreement entered into by the Seller for or relating to a Bank Sale Transaction as described in Section 2.07 above shall not be prohibited by this Section 6.01 (b) (xi); or

                    (xiii) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue.

                6.02 No Solicitation.

         The Seller will immediately cease and cause to be terminated any activities, discussions or negotiations conducted with any parties other than Buyer with respect to the sale or transfer of all or any portion of the Business to be sold and transferred to the Buyer pursuant to this Agreement, and will not solicit, initiate, encourage, respond to or participate in any discussions regarding any inquiry or proposal from any third party relating to any such sale or transfer while this Agreement is in effect.

                6.03 Access to Information.

         Upon reasonable notice and subject to applicable laws relating to the provision of information, the Seller shall afford the officers, employees, accountants, counsel and other representatives of Buyer, access, during normal business hours during the period prior to the Closing, to all of the Seller's properties, books, contracts, commitments and records relating to the Purchased Assets and Assumed Liabilities subject to this Agreement and, during such period, the Seller shall make available to Buyer (i) copies of applicable periodic reports to senior management of GMB involving the Business and all materials furnished to the Board of Directors of GMB relating to the conduct of the Business generally, and (ii) all other information concerning the Seller's business, properties, assets and personnel reasonably relevant to the Business or the completion of the transactions provided for in this Agreement as Buyer may reasonably request. The Seller shall not be required to provide such access or to disclose such information where such access or disclosure would contravene any law, rule, regulation, order, judgment, decree or fiduciary duty or any binding agreement entered into prior to the date of this Agreement, but in any such case the parties hereto will attempt in good faith to make appropriate substitute disclosure arrangements.

                6.04 Advice of Changes.

         Prior to the Closing, each of the Seller and the Buyer will promptly advise the other of (i) any change or the occurrence or nonoccurrence of any event having a Material Adverse Effect on such party or which would be reasonably likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement if such failure is not or cannot be cured within 30 days of discovery. From time to time prior to the Closing, each party will promptly supplement or amend any Schedule delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedule or which is necessary to correct any information in such Schedule which has been rendered inaccurate thereby. Neither the delivery of any such notice nor any supplement or amendment to such Schedule shall limit or otherwise affect the remedies available hereunder to the party receiving such notice, supplement or amendment nor have any effect for the purposes of determining satisfaction of the conditions set forth in this Agreement;
provided, however, that the election by the party receiving any such notice, amendment or supplement prior to the Closing relating to any representation, warranty, agreement or covenant of the other party to proceed with the Closing shall constitute the irrevocable waiver by such party, as of the Closing, of any claim that such party might otherwise have had against the other party for any damages, satisfaction, compensation, specific performance or other remedy, at law or in equity, arising out of or relating to any breach, failure or nonfulfillment of the representation, warranty or covenant to which such notice, amendment or supplement relates.

                6.05 Current Information.

                (a) During the period from the date of this Agreement to the Closing Date, the Seller will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of Buyer to report on the general status of the ongoing operations of the Business and the status of the Purchased Assets and to cooperate and communicate fully with respect to the manner in which the Business is proposed to be conducted before and after the Closing, including without limitation the type and mix of products and services, personnel matters, accounting, and the making of any capital improvement related to the Business or any of the Purchased Assets.

                (b) Each of the Seller and the Buyer will promptly notify the other party of any Material Adverse Effect on such party and of any governmental complaints, investigations or hearings that may relate or otherwise affect, directly or indirectly, the Business or the transaction contemplated by this Agreement (or communications indicating that the same may be contemplated) or the institution or the threatened institution of significant litigation relating to or otherwise affecting, directly or indirectly, the Business, and will keep such other party reasonably informed of such events.

                6.06 Failure to Fulfill Conditions.

         In the event that a party hereto determines that a condition to its obligation to complete the transactions contemplated by this Agreement cannot be fulfilled and will not be waived, it will promptly notify the other party.


                                    ARTICLE 7

              OBLIGATIONS OF PARTIES PRIOR TO AND AFTER THE CLOSING

                7.01 Regulatory and Other Approvals.

         Each party (i) shall, as soon as practicable after the date hereof, prepare and file, and shall assist and cooperate in a timely fashion with the other party in its preparation and filing of, applications with the appropriate federal and/or state regulatory authorities for all approvals required by law or regulation to effect the transactions contemplated by this Agreement, and the parties hereto shall, if required, publish appropriate notice of such applications, and (ii) shall, as soon as practicable after the date hereof, seek to obtain, and shall assist and cooperate in a timely fashion with the other party in its attempts to obtain, all other consents and approvals necessary to effect such transactions, including the approval or consent of nongovernmental third parties of the assignment of the Seller's rights and interests under the Contracts, if and as required. The parties agree to use their respective best efforts to cooperate and obtain any and all such regulatory and other approvals at the earliest practicable time, and to satisfy any reasonable conditions imposed by the regulators or other parties whose consent or approval is required.

                7.02 Further Assurance.

         Each party will use its best efforts to perform its obligations under this Agreement and to take such actions as are necessary or advisable to satisfy the conditions set forth herein. In connection with the foregoing, to the extent any one or more Customers shall object to the Chapter 62 proceeding relating to Seller's transfer of the Business to the Trust Subsidiary or otherwise object to the transfer of such Customer's account to the Trust Subsidiary or Buyer, Seller shall use its best efforts to persuade such Customer(s) to withdraw such objection or, to the extent such efforts are unsuccessful or would be inappropriate if continued, shall use its best efforts to transfer the trusteeship of each such Customer's account(s) to a suitable successor trustee. Each party hereby agrees to execute and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement. In connection with the Asset Closing, Seller agrees to give the Trust Subsidiary such bills of sale, assignments and other instruments of conveyance and transfer as, in the reasonable judgment of Buyer, shall be necessary and appropriate to vest in the Trust Subsidiary the legal and equitable title to the Purchased Assets, free and clear of all liens and encumbrances. Seller further agrees to use its best efforts to obtain all necessary and appropriate consents from third parties to effect the substitution of Buyer or the Trust Subsidiary in place of GMB with respect to any fiduciary, custodial or agency appointments of GMB included within the Purchased Assets or otherwise relating to the Business that have not been effectively transferred to the Trust Subsidiary, whether in accordance with Chapter 62 or otherwise, at any time from and after the Closing Date; provided, however, that Seller shall not be required to incur substantial additional costs or expenses in fulfillment of its obligation contained in this sentence.

                7.03 Limitations on the Seller's Fiduciary Services Business Activities.

         AFC and its subsidiaries and affiliates will not, directly or indirectly, solicit to provide or provide, by any means including, without limitation, personal contact, mail or telephone, any form or manner of Fiduciary Services (as such term is defined below) to any of the Customers for a period of three years after the Closing Date. As used in this Agreement, the term "Fiduciary Services" means services provided primarily for the benefit of others in the capacity as investment manager, trustee, custodian, agent, executor, administrator, guardian of estates, assignee, receiver or committee of estates of lunatics. Nothing in this Section 7.03 shall prevent the subsidiary banks or other affiliates of AFC after the Closing from providing any services, including without limitation Fiduciary Services, to any person or entity if the subsidiary bank or affiliate providing such services is initially approached without any prior solicitation of any kind by such person or entity regarding such services.

                7.04 Officers and Employees.

         Buyer intends to offer employment, through the Trust Subsidiary, to such number of the Employees who meet Buyer's qualifications and remain in good standing as Employees prior to the Closing Date, as it requires to conduct the Business after the Closing Date. Buyer shall provide to AFC at least 30 days prior to the Closing Date a list of the Employees to whom Buyer intends to offer employment after the Closing (such specified Employees being referred to as the "Transferred Employees"), which list may be amended from time to time by Buyer prior to the Closing Date. Buyer shall offer to the Transferred Employees the same benefits as are maintained by Buyer from time to time for the benefit of its employees similarly situated. Buyer shall cause its employee benefit plans, programs or arrangements, other than any employee pension plan, to treat the prior service of each Transferred Employee with GMB or its affiliates, to the extent such prior service is recognized under any comparable plan, program or arrangement of the Seller, as service rendered to Buyer or its affiliates, as the case may be, for purposes of eligibility to participate, vesting and eligibility for special benefits under each such plan, program or arrangement of Buyer, but not for benefit accrual attributable to any period before the Closing Date. Buyer shall have no obligations or liabilities whatsoever, relating to severance benefits or otherwise, to any Employee other than those persons who are included among the Transferred Employees and, in any case, Buyer shall have no obligations or liabilities to any of the Employees, including the Transferred Employees, with respect to or under the terms or conditions of any Employee Contract or Employee Plan.

                7.05 Systems Conversion.

         From and after the date hereof, the Seller shall meet with Buyer on a regular basis to discuss and plan for the conversion of GMB data processing and related electronic informational systems relating to the Business to those used by Buyer. Buyer shall use its best efforts to complete the systems conversion as soon as is reasonably practicable following the Closing Date. Until such time as the conversion is completed, the Seller shall assist Buyer by providing access to the Seller's computer software and computer and data processing services relating to or otherwise affecting the Business. Each party shall be responsible for its own costs and expenses associated with the systems conversion.

                7.06 Public Announcements; Confidentiality; No Misuse of Seller Information; Restricted Names.

                (a) Except as otherwise required by law or the rules of the NASDAQ Stock Market, the Seller and Buyer will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby. Each of the Buyer and the Seller will hold all non-public information relating to the other party received by it from the other party, directly or through agents or representatives, under this Agreement or in the course of any discussions and negotiations leading to this Agreement in strictest confidence and shall not disclose, and shall take all appropriate steps to ensure that its employees, agents and representatives having access to such information do not disclose, any such information to any third parties, to the public generally, or to any of its own employees, agents or representatives who have no need to know such information, unless and until such information shall otherwise have become publicly known; provided, however, that non-public information relating to the Business shall be deemed non-public information of the Buyer after the Closing.

                (b) Buyer and its affiliates will not, directly or indirectly, solicit to provide or provide, by any means including, without limitation, personal contact, mail or telephone, any form or manner of Fiduciary Services to any customer of Seller whose account is serviced by Buyer in accordance with the Servicing Agreement (as such term is defined in Section 7.07 below) for so long as such customer's account is serviced by Buyer under the Servicing Agreement. For a period of three years after the Closing Date, Buyer and its affiliates will not use to its or their advantage any Restricted Information (as such term is defined below), including without limitation soliciting to provide or providing any form of Individual Retirement Accounts or Keogh Accounts to former customers of GMB whose Trusteed Deposit Accounts have been transferred to a Counterparty in any Bank Sale Transaction, to the extent that Buyer or its affiliates shall have identified such customers by use of any such Restricted Information. As used in this Section 7.06(b), the term "Restricted Information" means any of the information of or relating to GMB or its business, operations or customers obtained by Buyer from Seller under this Agreement or in negotiations or investigations leading up to the parties' execution and delivery of this Agreement and consummation of the transactions contemplated hereby or obtained by Buyer after Closing from former employees of Seller, including without limitation information relating to the Trusteed Deposit Accounts or the loan or deposit operations or business of GMB; provided, however, that Restricted Information shall not in any event include any of the following: (i) information that relates to the Business and is necessary to Buyer after the Closing in the continued operation and further development of the trust, fiduciary, custodial, agency and other business constituting the Business; (ii) information that is or becomes generally available to the public other than as result of a disclosure by Buyer or any affiliate or representative of Buyer, or
(iii) information that was previously known or available to Buyer or its affiliates or representatives on a nonconfidential basis prior to its disclosure to Buyer by Seller, its affiliates or representatives. Buyer agrees to return to Seller all of such Restricted Information taking the form of documents, books, records or tapes and to destroy any electronic records in its possession containing such Restricted Information. Nothing contained in this Section 7.06(b) or elsewhere in this Agreement shall be deemed to prohibit Buyer or any of its affiliates from engaging in general marketing and/or soliciting activities in any area of business conducted through customary mass media sources, including without limitation print media, television and radio, which are not intended to specifically target persons who are customers of Seller whose accounts are serviced by Buyer in accordance with the Servicing Agreement or persons who are former GMB customers whose Trusteed Deposit Accounts have been transferred to a Counterparty in a Bank Sale Transaction.

                (c) Nothing in this Section 7.06 shall prevent the subsidiary banks or other affiliates of VFSC after the Closing from providing any services, including without limitation Fiduciary Services or services pertaining to Individual Retirement Accounts or Keogh Accounts, to any person or entity if the subsidiary bank or affiliate providing such services is initially approached without any prior solicitation of any kind by such person or entity regarding such services.

                (d) Buyer shall not use or permit any successor to use the names "Green Mountain Bank," "First Twin State Bank," "Proctor Bank" or "United Vermont Bancorporation."

                7.07 Servicing Arrangements.

         On the Closing Date, AFC and Buyer shall enter into a servicing agreement in substantially the form included as Exhibit A hereto (the "Servicing Agreement"), which shall provide for the continued provision by Buyer after the Closing Date to AFC and its affiliates of fiduciary services similar in type and quality to the fiduciary services currently being provided by GMB to AFC and its affiliates.

                7.08 Lease Arrangements.

         On the Closing Date, the Seller and Buyer shall enter into a lease agreement in substantially the form included as Exhibit B hereto (the "Lease Agreement"), pursuant to which Buyer shall lease for the period from the Closing Date through November 30, 1996 that space of approximately 2,083 square feet located in 80 West Street, Rutland, Vermont currently occupied by the trust department of GMB, at a per annum rate of Eight and 00/100 Dollars ($8.00) per square foot.

                7.09 Section 338(h)(10) Election.

         If Buyer so elects, as evidenced by written notice given to AFC not later than the Closing Date, Buyer and AFC will join in making an election under
Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (a "Section 338(h)(10) Election"). Buyer will be responsible for preparing and filing all documents and materials necessary in connection with making the Section
338(h)(10) Election, and AFC agrees to cooperate with Buyer in connection therewith (including, without limitation, signing and returning to Buyer after the Closing Date, completed Internal Revenue Service Forms 8023-A and any other documents sent to it for its signature in connection therewith (to the extent such documents are consistent therewith) within fifteen (15) days of its receipt of such documents and filing any such documents with its tax returns as necessary). The fair market value of the Purchased Assets shall be determined in a manner consistent with the allocation of values contemplated by Section 3.04(c) above. Buyer and AFC will file all tax returns in a manner consistent with the Section 338(h)(10) Election and the valuation of the Purchased Assets as so determined.

                           7.10 Alternative Structure.

         Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the Closing Date, Buyer shall be entitled to revise the structure of its acquisition of the Business as contemplated by this Agreement, so long as the transactions comprising such revised structure shall (i) be capable of consummation in as timely a manner as the structure contemplated herein and (ii) not otherwise have a material adverse impact on the Seller, including on the financial benefits reasonably expected to be derived by the Seller from the transactions provided for herein or the costs likely to be incurred by Seller in effecting such transactions. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

                                    ARTICLE 8

                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

         Each and every obligation of Buyer under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction by or on behalf of the Seller, on or before the Closing Date, of the following conditions, unless such satisfaction is waived by the Buyer:

                8.01 Representations and Warranties True; Obligations Performed.

                (a) The representations and warranties made by the Seller in this Agreement, including any that may be contained in any Schedule hereto, shall be true at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for any changes consented to by Buyer or otherwise expressly permitted in this Agreement.

                (b) The Seller shall have performed and complied with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

                (c) From the date of this Agreement until the Closing Date, there shall have been no Material Adverse Effect, not cured, on the Seller; provided, however, that the updating of Schedule 4.04(c), as contemplated by Sections 2.05 and 4.04(c) above, to amend and revise the list of Defaulted Trust Agreements contained in said Schedule 4.04(c) and/or the aggregate amount of the fees payable to Seller under the Defaulted Trust Agreements, including any increase thereof from the date of this Agreement up to and including the Closing Date, shall not on their own constitute the occurrence of a Material Adverse Effect for purposes of this Section 8.01(c), subject in all cases, however, to the continuing effect and applicability of Section 8.01(h) below.

                (d) On the Closing Date, no action, suit or proceeding shall be pending or threatened against the Seller which would reasonably be expected to result in a Material Adverse Effect on the Seller.

                (e) Each of the Servicing Agreement and the Lease Agreement shall have been duly executed and delivered by Buyer and Seller and shall be in full force and effect on the Closing Date.

                (f) Buyer shall have received the opinion of Gallop, Johnson & Neuman, L.C., counsel to the Seller, dated the Closing Date, such opinion to be in substantially the form attached hereto as Exhibit C. In delivering such opinion, said counsel may reasonably rely on the opinion of Vermont counsel, such counsel and opinion to be reasonably satisfactory to Buyer and its counsel, with regard to matters of Vermont law.

                (g) Each of AFC, AVC and GMB shall have delivered to Buyer a certificate signed by its President, Chief Financial Officer and senior officers having responsibility for the management and operation of the Business, dated the Closing Date, certifying to the fulfillment of all of the foregoing conditions.

                (h) The Closing Annual Revenue (as such term is defined below) shall be not less that $1,500,000.00. For purposes of this Section 8.01(h), the "Closing Annual Revenue" shall equal (i) the Annual Revenue, determined in accordance with Section 3.05(a), as of the most recent practicable date prior to the Closing, minus (ii) the amount of such Annual Revenue attributable to any and all Retained Trust Agreements, Defaulted Trust Agreements and any other Trust Agreements that have not been effectively transferred and assigned by Seller to the Trust Subsidiary as part of the Asset Closing, plus (iii) if, as of the Closing Date, Buyer shall have received written commitment, in form and substance satisfactory to Buyer, from any one or more Prospective Computer Processing Customers for such Prospective Computer Processing Customer(s) to purchase trust correspondent computer processing services from Buyer after the Closing, the amount of Computer Processing Fees that would be attributable to each such Prospective Computer Processing Customer if a contract for such services had been in effect between Seller and such Prospective Computer Processing Customer prior to the Asset Closing and had been effectively transferred and assigned by Seller to the Trust Subsidiary as part of the Asset Closing (provided that the amount added under this clause (iii) shall not exceed the Notice Account Total, if any, deducted from gross income in computing Annual Revenue in clause (i) above).


                                    ARTICLE 9

                CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATIONS

         Each and every obligation of the Seller under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction by or on behalf of the Buyer, on or before the Closing Date, of the following conditions, unless such satisfaction is waived by the Seller:


                9.01 Representations and Warranties True; Obligations Performed.

                (a) The representations and warranties made by Buyer in this Agreement shall be true at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for any changes consented to by the Seller.

                (b) Buyer shall have performed and complied with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

                (c) From the date of this Agreement until the Closing Date, there shall have been no Material Adverse Effect, not cured, on Buyer.

                (d) On the Closing Date, no action, suit or proceeding shall be pending or threatened against Buyer which would reasonably be expected to result in a Material Adverse Effect on Buyer.

                (e) The Seller shall have received the opinion of Sullivan & Worcester LLP, counsel to Buyer, dated the Closing Date, such opinion to be in substantially the form attached hereto as Exhibit D. In delivering such opinion, said counsel may reasonably rely on the opinion of Vermont counsel, such counsel and opinion to be reasonably satisfactory to the Seller and its counsel, with regard to matters of Vermont law.

                (f) Buyer shall have delivered to the Seller a certificate of its President and Chief Financial Officer, dated the Closing Date, certifying to the fulfillment of all of the foregoing conditions.


                                   ARTICLE 10

         CONDITIONS PRECEDENT TO ALL PARTIES' OBLIGATIONS

         Each and every obligation of the parties under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, unless such satisfaction is mutually waived (to the extent legally permitted) by the parties:

                10.01 Approval of Regulatory Authorities.

         All necessary approvals, authorizations and consents of all federal and state regulatory authorities required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transaction contemplated by this Agreement shall be in effect and no proceeding initiated by any regulatory authority seeking an injunction shall be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any regulatory or judicial authority which prohibits, restricts or makes illegal consummation of the transaction contemplated by this Agreement.

                10.02 Completion of Asset Closing.

         Subject to Buyer's rights under Section 7.10 above to revise the structure of its acquisition of the Business as contemplated by this Agreement, the Asset Closing shall have been completed in accordance with the provisions of
Article 2 of this Agreement.


                                   ARTICLE 11

                                   TERMINATION

                11.01 Methods of Termination.

         This Agreement may be terminated:

                (a) At any time on or prior to the Termination Date (as such term is defined below), if the Closing has not already then occurred, by mutual written agreement of Buyer and the Seller; or

                  (b) At any time on or prior to the  Termination  Date,  if the
                Closing has not already then occurred, by either Buyer or the Seller in writing, if (i) the other party has, in any material respect, breached any covenant or agreement contained herein or (ii) any material representation or warranty of the other party contained herein is or becomes inaccurate or misleading (taking into account that Seller's updating of the list of Defaulted Trust Agreements contained in Schedule 4.04(c) shall not on its own result in a breach of Seller's representation and warranty contained in Section 4.04(c)), and in either case if such breach or inaccuracy has not been cured or otherwise corrected within forty-five (45) days after the date on which written notice of such breach or inaccuracy is given to the party committing such breach and, in the reasonable judgment of the party terminating this Agreement, cannot be cured or otherwise corrected by the close of business on the Termination Date; or

                (c) At any time prior to the Termination Date, by either Buyer or the Seller in writing, if any of the requests or applications for prior approval or consent referred to in Section 7.01 hereof is denied, and, to the extent applicable, the time period for appeals and requests for reconsideration has expired; or

                (d) By either Buyer or the Seller in writing, if the Closing has not occurred by the close of business on September 30, 1996 (the "Termination Date").

                11.02 Procedure Upon Termination.

                  In the event of termination pursuant to Section 11.01 hereof, written notice thereof shall forthwith be given to the other party, and this Agreement shall terminate upon receipt of such notice, immediately unless an extension is consented to by the party having the right to terminate.
If this Agreement is terminated as provided herein:

                (a) Each party will redeliver all documents, work papers and other material of the other party relating to this transaction, whether so obtained before or after the execution hereof, to the party furnishing the same.

                (b) All information received by either party hereto with respect to the business of the other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any regulatory authority) shall not at any time be used for business advantage by such party or disclosed by such party to third persons.

                (c) Nothing contained in this Article 11 shall be deemed to excuse either party for a breach of any of its obligations or agreements undertaken or made in this Agreement.

                11.03 Effect of Termination

         If this Agreement shall be terminated as a result of the Seller's breach of its covenant under Section 6.02 or as a result of the willful breach of this Agreement by either Buyer or the Seller, the other party shall be entitled to be paid an amount equal to $150,000 to compensate it for its out-of-pocket expenses and the time and effort of its management in working on the transaction. In addition, if the Seller enters into an agreement with any other party for the sale and transfer of the Business during a 12 month period following Buyer's termination of this Agreement due to the Seller's committing such a breach or willful breach as provided in the foregoing sentence, Buyer shall be entitled to be paid an additional $200,000. Notwithstanding the foregoing, and subject to the last clause of Section 6.04 above, either party may pursue any remedy at law or in equity for damages or equitable relief if the other party shall breach the terms of this Agreement, and the prevailing party shall be entitled to be paid all out-of-pocket expenses, including attorneys' fees and court costs, in enforcing its rights hereunder.


                                   ARTICLE 12

                                 INDEMNIFICATION

                12.01 Trust Indemnification.

                (a) The Seller hereby agrees to indemnify and hold harmless Buyer and the Trust Subsidiary from and against any and all losses, claims, liabilities and damages, including, without limitation, any and all investigation, legal and other expenses reasonably incurred by either Buyer or the Trust Subsidiary in connection with, and any amount paid by either Buyer or the Trust Subsidiary in settlement of, any action, suit or proceeding brought against the Seller or either Buyer or the Trust Subsidiary, or any claim asserted against the Seller or either Buyer or the Trust Subsidiary, arising out of any act or omission of the Seller with respect to any Trust Agreement or related to the conduct of the Business, the ownership, possession or use of any Purchased Asset or the payment or performance of any Assumed Liability, in each case where such act or omission of the Seller occurred during the period prior to the Closing.

                (b) Buyer hereby agrees to indemnify and hold harmless the Seller from and against any and all losses, claims, damages and liabilities, including, without limitation, any and all investigation, legal and other expenses reasonably incurred by the Seller in connection with, and any amount paid by the Seller in settlement of, any action, suit or proceeding brought against the Seller or either Buyer or the Trust Subsidiary, arising out of any act or omission of Buyer or the Trust Subsidiary with respect to any Trust Agreement or related to the conduct of the Business, the ownership, possession or use of the Purchased Assets or the payment or performance of the Assumed Liabilities, in each case where such act or omission occurred during the period after the Closing, but in no event shall such indemnification relate to actions or omissions of the Trust Subsidiary or Seller or Buyer during the period prior to the Closing.

                12.02 General Indemnification.

         Except as otherwise provided in Section 12.01 hereof, each party hereto hereby agrees to indemnify, defend, save and hold harmless the other from and against any and all damage, liability, loss, expense, assessment, judgment or deficiency of any nature whatsoever (including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding) incurred or sustained by such other party which shall arise out of, result from or constitute any breach by such party of any representation, warranty or covenant under this agreement or non-fulfillment by it of any obligation under this Agreement.

                12.03 Claims.

                (a) In case any claim shall be made or action brought with respect to a matter referred to in Sections 12.01 or 12.02 hereof, the party entitled to indemnification (the "Indemnified Party") shall promptly notify the party liable therefor hereunder (the "Indemnifying Party") in writing, setting forth the particulars of such claim or action, and the Indemnifying Party shall assume the defense thereof, including, without limitation, the employment of counsel mutually satisfactory to it and the Indemnified Party. No such claim or action shall be settled by the Indemnifying Party without the Indemnified Party's prior written consent, which shall not be unreasonably withheld; provided, however, that no consent of the Indemnified Party is required in any case if (i) such proposed settlement involves only the payment of money by the Indemnifying Party, (ii) the Indemnifying Party is able to pay the amount of such settlement and all related expenses, and (iii) the terms of such settlement are to remain confidential by agreement of all parties to such action other than the Indemnified Party. If the Indemnifying Party shall not have employed counsel within a reasonable time after receiving notice of commencement of any such action, or if the Indemnified Party shall have concluded that there may be defenses available to it which are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may take actions separately in its own defense and employ separate counsel and all legal and other expenses, including, without limitation, the reasonable fees and expenses of such counsel, incurred by the Indemnified Party shall be borne by the Indemnified Party.

                (b) Notwithstanding any other provisions of this Agreement, no claim for indemnification shall be brought pursuant to Section 12.01 hereof more than three (3) years after the Closing Date and no claim for indemnification shall be brought pursuant to Section 12.02 hereof more than thirteen (13) months after the later of the Closing Date or the date on which any covenant or obligation in question was required to have been performed, except that with respect to the Seller's representations and warranties contained in Section 4.07 above a claim for indemnification may be brought pursuant to Section 12.02 hereof at any time prior to the lapse of time within which federal, state or local taxing authorities are entitled to assert any tax liability on the part of the Seller for tax periods ending at or prior to the Closing Date.

                (c) If an Indemnified Party receives any payment from any third party (including any insurer) as compensation for any claim by the Indemnified Party after the Indemnifying Party has made any payment under Section 12.01 or
Section 12.02 above to the Indemnified Party on account of such claim by the Indemnified Party, then the Indemnified Party shall promptly pay the dollar amount of all such prior indemnification payments to the Indemnifying Party, without demand or notice of any kind made by the Indemnifying Party, to the extent of all such third-party payments received by the Indemnified Party.


                                   ARTICLE 13

                            MISCELLANEOUS PROVISIONS

                13.01 Amendment and Modification.

         The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing. Any corporation, bank or other entity organized by a party hereto to facilitate the consummation of the transactions herein contemplated shall join in this Agreement, become a party hereto and agree to be bound by its provisions by executing a written instrument signifying such intent at such time as it is legally capable of doing so, but no party shall be relieved of any obligation hereunder by the addition of such party.

                13.02 Assignment; Parties in Interest.

         This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other. Nothing in this Agreement, including without limitation Section 7.04 above, is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

                13.03 Counterparts.

         This  Agreement  may  be  executed   simultaneously   in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                13.04 Headings.

         The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof.

                13.05 Waiver.

         Any condition to a party's obligation hereunder may be waived by the other party.

                13.06 Payment of Expenses.

         Each party herein shall pay for its own expenses and costs in connection with the carrying out of this Agreement except as expressly provided otherwise herein.

                13.07 Governing Law, etc.

         This Agreement shall be governed by the laws of the State of Vermont. The representations, warranties, covenants and obligations of the parties hereunder shall survive the Closing Date, subject to the provisions of Article 12 hereof.

                13.08 Addresses for Notice, etc.

         All notices, requests, demands and other communications provided for hereunder shall be in writing (including telecopy communication) and mailed (by registered or certified mail) or delivered by telecopy to the applicable party at the address for such party indicated below or such other address as shall be furnished in writing by any party, and any such notice, request, demand or other communication shall be deemed to have been given as of the date received by the recipient party, and copies of any such notices, requests, demands or other communications shall be provided as follows: (i) if to Buyer, copies to Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, Telecopy No. (617) 338-2880, Attention: Christopher Cabot, Esq. and Stephen J. Coukos, Esq.; and (ii) if to Seller, a copy to Gallop, Johnson & Neuman, L.C., Interco Corporate Tower, 101 South Hanley, St. Louis, Missouri 63105, Telecopy No. (314) 862-1219, Attention: Thomas B. Kinsock, Esq.


                     [Remainder of Page Intentionally Blank]

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed on its behalf by its duly authorized officers and its corporate seal to be affixed hereto, as of the first date written above.

                                       VERMONT NATIONAL BANK


                                       By: /s/ John D. Hashagen, Jr.
                                          John D. Hashagen, Jr.
                                          President
                                          100 Main Street
                                          Brattleboro, Vermont 05302
                                          Telecopy No.: 802-258-4097


                                       ARROW FINANCIAL CORPORATION


                                       By: /s/ Michael F. Massiano
                                          Michael F. Massiano
                                          President
                                          250 Glen Street
                                          Glens Falls, New York  12801
                                          Telecopy No.: 518-745-5513


                                       ARROW VERMONT CORPORATION


                                       By: /s/ Michael F. Massiano
                                          Michael F. Massiano
                                          President
                                          80 West Street
                                          Rutland, Vermont  05702
                                          Telecopy No.:  802-775-3696

                                       GREEN MOUNTAIN BANK


                                       By: /s/ John J. Murphy
                                          John J. Murphy
                                          Treasurer/Chief Financial Officer
                                          80 West Street
                                          Rutland, Vermont  05702
                                          Telecopy No.:  802-775-3696

           List of Schedules and Exhibits to Stock Purchase Agreement


Schedule 2.01(a):              List of Personal Property.

Schedule 2.01(b):              List of Personal Property Leases.

Schedule 2.01(c):              List of Trust Agreements.

Schedule 2.01(h):              List of Software Contracts.

Schedule 2.01(i):              List of Miscellaneous Contracts.

Schedule 2.01(j): List of prepaid Customer fees and expenses allocable to the period from and after the Asset Closing.

Schedule 2.02(a)(i):           List of Trusteed Deposit Accounts.

Schedule 3.04(a)(i):           List of (i) all fees and reimbursements for
                               expenses paid by Customers to Seller prior to the Asset Closing related to Trust
                               Services rendered after the Asset Closing and (ii) all fees and reimbursements for expenses which relate to Trust Services rendered prior to the Asset Closing for which payment is to be received from Customers following the Asset Closing.

Schedule 3.04(a)(ii):          List of (i) all fees, disbursements and
                               expenses paid to or by Seller prior to the Asset Closing relating to Business Services to be rendered to or by Seller following the Asset Closing and (ii) all fees, disbursements and expenses which relate to Business Services rendered by or to Seller prior to the Asset Closing for which payment is to be received or made following the Asset Closing.

Schedule 3.05(a):              List of Prospective Retail Trust Customers.

Schedule 3.05(e):              List of Prospective Computer Processing
                               Customers.

Schedule 4.03:                 List  of   third   party   consents,
                               approvals and notices required in connection with Seller's assignment of its rights under the Contracts.

Schedule 4.04(a):              List of all encumbrances on the Personal
                               Property.

Schedule 4.04(b): List of any violations of law by AFC, AVC and GMB relating to the Business.

Schedule 4.04(c): List of any breaches or defaults under the Trust Agreements and Contracts.

Schedule 4.05:                 List of certain changes and events with
                               regard to Seller.

Schedule 4.06:                 List of legal proceedings affecting Seller.

Schedule 4.08: List of all officers and employees employed by GMB in connection with the Business.

Schedule 4.09: List of any violations, criticisms and exceptions pertaining to the Business or the Purchased Assets which has been previously cited by any regulatory agency in any report or statement relating to any examination of AFC, AVC or GMB.

Schedule 4.11:                 Certain environmental disclosures with
                               regard to Seller.

Schedule 4.13: List of all outstanding Trust Agreements with Interested Persons.

Schedule 6.01: Certain changes in Seller's conduct of the Business.

Exhibit A:                     Form of Servicing Agreement.

Exhibit B:                     Form of Lease Agreement.

Exhibit C:                     Form of opinion of Seller's counsel.

Exhibit D:                     Form of opinion of Buyer's counsel.










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